UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2009
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SES Solar Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000- 49891	33-0860242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

129 Route de Saint-Julien, Plan-les-Ouates Geneva, Switzerland	1228
(Address of principal executive offices)	(Zip Code)

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Registrant’s telephone number, including area code: 41.22.884.1484

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On April 2, 2009, the Board of Directors of SES Solar Inc. (the “Company”) accepted the resignation of Jean-Christophe Hadorn as Chief Executive Officer and as a Director in order that Mr. Hadorn may pursue other interests.  On March 31, 2009, the Board of Directors also accepted the resignation of Michael Noonan as a Director.

(c)
Christiane Erné, a member of the Board of Directors since September 2006 and one of the Company’s controlling stockholders, has agreed to serve, as of the date hereof, as the Company’s interim Chief Executive Officer until such time as the Board of Directors appoints a permanent Chief Executive Officer, which the Company expects will occur over the next several months.  The time frame for selecting a permanent Chief Executive Officer coincides with the Company’s anticipated  launch of  its first production line at its new manufacturing facility in Geneva.

Since 2001, Ms. Erné has been active in the development of renewable energies and associated technologies through the Company’s wholly owned subsidiary, Société d’Energie Solaire.  Ms. Erné is married to Daniel Erné, a full time consultant to the Company and a Director.  We are grateful to Ms. Erné for her continued leadership as we enter into this next phase of the Company’s development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SES Solar Inc.

By:	/s/ Sandrine Crisafulli
Name: Title:	Sandrine Crisafulli Chief Financial Officer and Chief Operating Officer

Date: April 6, 2009